Exhibit 21.1 LIST OF SUBSIDIARIES OF THE REGISTRANT. List of direct and indirect subsidiaries as of December 31, 2025 Country of incorporation Name legal entity Austria NXP Semiconductors Austria GmbH & Co KG Austria NXP Semiconductors Austria GmbH Austria TTTech Auto GmbH Belgium NXP Semiconductors Belgium N.V. Bosnia TTTech Auto d.o.o. Banja Luka Brazil NXP Semicondutores Brasil Ltda. Canada NXP Canada Inc. China NXP (China) Management Ltd. China NXP (Chongqing) Semiconductors Co. Ltd. China NXP Semiconductors (Shanghai) Co., Ltd. China Datang NXP Semiconductors Co., Ltd (45.41%)* China NXP Qiangxin (Tianjin) IC Design Co. Ltd. (51%)* China NXP Semiconductors (Tianjin) Ltd. China TTTech Auto China Co. Ltd. Croatia TTTech Auto d.o.o. Czech Republic NXP Semiconductors Czech Republic s.r.o. Denmark NXP Semiconductors Denmark ApS France NXP Semiconductors France SAS Germany SMST Unterstützungskasse GmbH Germany NXP Semiconductors Germany GmbH Germany European Semiconductor Manufacturing Company GmbH) (10%)* Germany TTTech Auto Germany GmbH Germany port industrial automation GmbH Hong Kong NXP Semiconductors Asia Hong Kong Limited Hungary NXP Semiconductors Hungary Ltd. India NXP India Pvt. Ltd. India Intoto Software India Pvt. Ltd. India Kinara AI Private Limited India Aviva Semiconductor Private Limited Israel NXP Israel Ltd. Japan NXP Japan Ltd. Korea NXP Semiconductors Korea Ltd. Malaysia NXP Malaysia Sdn Bhd. Mexico NXP Semiconductors México, S. de R.L. de C.V. Netherlands NXP B.V.

Netherlands NXP Semiconductors Netherlands B.V. Philippines NXP Philippines, Inc. Romania NXP Semiconductors Romania Srl Serbia TTTech Auto DOO Novi Sad Singapore NXP Semiconductors Singapore Pte. Ltd. Singapore Systems on Silicon Manufacturing Company Pte Ltd (61.2%)* Singapore VisionPower Semiconductor Manufacturing Company Pte Ltd (40%)* Spain NXP Semiconductors Spain S.L.U Spain TTTechAuto Spain S.L.U Sweden NXP Semiconductors Nordic AB Switzerland NXP Semiconductors Switzerland SA Taiwan NXP Semiconductors Taiwan Ltd. Thailand NXP Manufacturing (Thailand) Ltd. Turkey NXP Semiconductors Elektonik Ticaret A.S. Turkey TTTech Auto Turkey Yazilim A.S. United Kingdom NXP Laboratories UK Ltd. USA NXP Funding LLC USA Intoto LLC USA Omniphy, Inc. USA Freescale Semiconductor Holdings V, Inc. USA NXP USA, Inc. USA Freescale Semiconductor Holding Limited Liability Company Vietnam NXP Semiconductors Vietnam Co., Ltd. * = joint venture